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                                                                   EXHIBIT 10.1

                      UNIVERSAL STANDARD HEALTHCARE, INC.
                            STOCK PURCHASE AGREEMENT

                                  June 8, 1998



The Kaufmann Fund, Inc.
140 E. 45th Street
43rd Floor
New York, New York 10017

Gentlemen:

         The undersigned, Universal Standard Healthcare, Inc., a Michigan corporation (the "Company"), agrees with you (the "Purchaser") as follows:

         1.      Sale and Purchase of Purchased Shares; Closing.

         1.1 Agreement to Sell and Purchase Purchased Shares; Option to Sell and Purchase Debentures.

                 (a) The Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, on the Closing Date hereinafter referred to, the number of shares of the Company's common stock, no par value, (the "Common Stock") set forth opposite the Purchaser's name in Exhibit 1.1 hereto. The purchase price of such shares shall be $2.50 per share or, if greater, the average of the closing bid prices for the Common Stock as reported in the principal consolidated transaction reporting system with respect to securities listed on The Nasdaq Stock Market National Market for the three trading days (being days on which The Nasdaq Stock Market reports transactions in securities listed therewith) ending immediately prior to the Closing Date (the "Purchase Price"). The Purchase Price for the Common Stock purchased pursuant to this
Section 1.1(a) shall be payable in immediately available funds on the Closing Date.

                 (b) The Company shall have the option to purchase from the Purchaser, and the Purchaser agrees to sell to the Company, subject to the terms and conditions hereof, on the Debenture Closing Dates hereinafter referred to, up to $2,500,000 in principal amount of 8.25% Convertible Subordinated Debentures issued by the Company Due February 1, 2006 (the "Debentures"), less the principal amount of Debentures purchased prior thereto pursuant to Section 1.1(c). The purchase price for the Debentures shall be paid with shares of Common Stock with a value equal to the principal amount of Debentures to be purchased, with each share of Common Stock being deemed for purposes of this Agreement to have a value equal to the Purchase Price (the "Option Exercise Price"). The Company may exercise the foregoing option (the "Company's Call Option"), from time to time, by written notice delivered to the Purchaser prior to December 31, 1998,
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stating the principal amount of Debentures to be purchased by the Company, provided that, if, immediately prior to such exercise, the Purchaser beneficially owns (as defined in Rule 13d-3 of the General Rules and Regulations Under the Securities Exchange Act of 1934, as amended) less than twenty-five (25%) percent of the outstanding shares of Common Stock, the Company's Call Option shall not be exercisable to the extent it would cause the Purchaser, immediately following such exercise, to beneficially own more than twenty-five (25%) percent of the outstanding shares of Common Stock. Each Closing of the purchase of Debentures from the Purchaser shall occur on the fifth day following the day the Company's exercise notice is delivered to the Purchaser, in the case of Section 1.1(b), and the fifth day following the day the Purchaser's exercise notice is delivered to the Company, in the case of
Section 1.1(c) or, if such day is not a business day, the first business day thereafter (the "Debenture Closing Date"). On the Debenture Closing Date, the Company shall automatically, without further action, become the owner of the Debentures to be exchanged on such date, and the Purchaser shall become owner of the Common Stock to be issued in exchange therefor. In the event the Company exercises the Company's Call Option pursuant to this Section 1.1(b), then the Purchaser will accrue interest on the Debentures, at a rate of 8.25%, from the last Interest Payment Date up to and including the Debenture Closing Date, to be paid by the Company to the Purchaser on the Debenture Closing Date, but in the event the Purchaser exercises the Purchaser's Put Option pursuant to
Section 1.1(c), then no interest shall be deemed to have accrued from the most recent Interest Payment Date to the Debenture Closing Date, and no interest shall be payable by the Company to the Purchaser on the Debenture Closing Date.

                 (c) The Purchaser shall have the option to sell to the Company, and the Company shall purchase from the Purchaser, subject to the terms and conditions hereof, on the Debenture Closing Dates hereinafter referred to, up to $2,500,000 in principal amount of Debentures, less the principal amount of Debentures purchased prior thereto pursuant to Section 1.1(b). The purchase price for the Debentures shall be paid with shares of Common Stock with a value equal to the principal amount of Debentures to be purchased, with each share of Common Stock being deemed for purposes of this Agreement to have a value equal to the Purchase Price (the "Option Exercise Price"). The Purchaser may exercise the foregoing option (the "Purchaser's Put Option"), from time to time, by written notice delivered to the Company prior to December 31, 1998, stating the principal amount of Debentures to be purchased by the Company, provided that, unless shareholder approval is obtained, the Company shall not be required to issue any shares of Common Stock to the Purchaser pursuant to this Section 1.1(c) to the extent provided in
Section 1.4, including to the extent that such issuance would result in the total number of shares of Stock or Common Stock issued pursuant to this Section 1 equaling or exceeding 20% of the Common Stock outstanding as of the date of this Agreement or exceeding 1,313,901 shares of Common Stock. If shareholder approval of the issuance of Common Stock upon exercise of the Purchaser's Put Option is required under Section 1.4, the Company agrees to seek such approval at the next meeting of the shareholders of the Company, provided that if the Purchaser exercises the Purchaser's Put Option prior to December 31, 1998, and the next meeting of the shareholders of the Company is after December 31, 1998, then the Debenture Closing Date shall be deferred until after such meeting of the shareholders. If the shareholders do not approve of any such issuance, then the Purchaser's exercise of the Purchaser's Put Option shall be null and void. Each closing of the purchase of Debentures shall occur on the Debenture Closing Date. In the event that the Company is seeking shareholder approval of a





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transaction described in Section 1.1(d), it will use its best efforts to obtain shareholder approval of the issuance of Common Stock upon exercise of the Purchaser's Put Option, even if such Put Option has not yet been exercised.

                 (d) Unless the Purchaser shall exercise the Purchaser's Put Option prior thereto, which exercise may be conditioned upon the closing of a transaction described in this Section 11(d), the options set forth in Sections 1.1(b) and (c) shall terminate effective upon (i) the merger of the Company with any other company, if the Company is not the survivor of such merger, (ii) a merger or statutory share exchange in which the holders of the Common Stock of the Company immediately prior to such transaction do not own more than fifty (50%) percent of the Common Stock of the Company immediately following the transaction or (iii) upon the dissolution or liquidation of the Company.

                 (e) Upon the occurrence of an Extraordinary Common Stock Event, the Option Exercise Price shall, simultaneously with the occurrence of such Extraordinary Common Stock Event, be adjusted by dividing the Option Exercise Price in effect immediately before such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event and the product so obtained shall thereafter be the Option Exercise Price. The Option Exercise Price, as so adjusted, shall be readjusted in the same manner upon the occurrence of any subsequent successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) a change in the Common Stock's par value, or from par value to a no par value, or from no par value to par value.

                 (f)      The shares of Common Stock issued pursuant to Section
1.1 and Section 1.3 shall be referred to in this Agreement as the Purchased Shares.

         1.2     CLOSING.

                 (a) The closing of the delivery of and payment for the Purchased Shares purchased pursuant to Section 1.1 shall be held simultaneously with the execution and delivery of this Agreement made on June 8, 1998, or such other date and at such place as is mutually agreed upon by the Company and the Purchaser (the "Closing Date"). On the Closing Date, the Company will deliver to the Purchaser, against payment of the Purchase Price therefor, a certificate dated such Closing Date and registered in the Purchaser's name for the number of shares of Common Stock set forth opposite the Purchaser's name in
Exhibit 1.1 hereto.

                 (b) On each Debenture Closing Date, (i) the Purchaser will deliver to the Company Debentures in the principal amount to be sold, free and clear of all liens, pledges or





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encumbrances of any kind, nature or description, duly endorsed in blank, in proper form for transfer, with all signatures properly guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company bank or trust company that is a member of a signature guarantee medallion program,
(ii) the Company will deliver to the Purchaser a certificate dated such Debenture Closing Date and registered in the Purchaser's name for the number of shares of Common Stock to be issued to the Purchaser pursuant to Section 1.1,
(iii), in the case of a purchase under Section 1.1(c), a written certificate from the Purchaser, dated the Debenture Closing Date, representing and warranting that the Purchaser's representations and warranties to the Company set forth in Section 4 are true and correct in all material respects as though made on the Debenture Closing Date, and (iv), in the case of a purchase under
Section 1.1(b), a written certificate from the Company, dated the Debenture Closing Date, representing and warranting that the Company's representations and warranties to the Purchaser set forth in Section 3 (other than those set forth in the first sentence of Section 3(iv)) are true and correct in all material respects as though made on the Debenture Closing Date. The Company may waive the delivery of the certificate set forth in (iii) above and the Purchaser may waive the delivery of the certificate set forth in (iv) above at their sole discretion and the Purchaser shall not be liable to the Company, and the Company shall not be liable to the Purchaser, if they are unable to deliver the foregoing certificates solely because of changes in facts which have made the parties prior representations and warranties no longer accurate. The obligation of each party to go forward on a Debenture Closing Date with the transactions contemplated herein is subject to the delivery by the other party of all documents and payments required hereunder to be delivered by such party, and, in the case of Section 1.1(c), the receipt of any Required Shareholder Approvals.

         1.3     SUBSEQUENT STOCK ISSUANCES.

                 (a) Except for shares of the Company's voting capital stock (the "Stock") issued in a public offering of shares registered under the Securities Act, shares of Stock issued as compensation or in conjunction with any employee benefit plan or program, shares of Stock issued in connection with the conversion of the Debentures or exercise of options or warrants, or shares of Stock issued for consideration other than money, in the event that the Company after the date of this Agreement, but prior to December 31, 1998, issues any shares of Stock as a new issue or from treasury (the "New Issue"), the Purchaser shall have the pre-emptive right to purchase a percentage of such New Issue equal to the Purchaser's percentage holding of the issued and outstanding Stock of the Company at the date of such issuance. The Purchaser may exercise this pre-emptive right at any time within ten days after it receives written notice from the Company of the contemplated offer, sale or issuance of the New Issue, by delivery of a written notice stating the number of shares of the New Issue it elects to so purchase and representing and warranting that the Purchaser's representations and warranties to the Company set forth in Section 4 are true and correct in all material respects as though made on the date of such notice.

                 (b) Except for shares of the Company's Common Stock issued as compensation or in conjunction with any employee benefit plan or program, including any employee or director stock option plan, shares of the Company's Common Stock issued in connection with the exercise of presently outstanding options or shares of the Company's Common Stock issued for consideration





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other than money or Debentures, in the event that the Company, after the date of this Agreement, but prior to December 31, 1998, issues any shares of Common Stock, or rights to acquire shares of Common Stock, as a new issue or from treasury, at a price per share less than the Purchase Price (the "Below Purchase Price"), then (i) the Company shall issue to the Purchaser an additional number of shares of Common Stock calculated as follows: (the sum of the total Purchase Price paid for the Common Stock purchased pursuant to
Section 1.1(a) and the total principal amount of Debentures exchanged for Common Stock pursuant to Section 1.1(b) and (c) prior to such issuance, divided by the Below Purchase Price) less the number of shares of Common Stock purchased under Section 1.1 or 1.3(b) of this Agreement prior to such issuance and (ii) the Option Exercise Price set forth in Section 1.1(b) and 1.1(c) shall thereafter be the Below Purchase Price.

         1.4 NASDAQ LIMITATION. Notwithstanding the foregoing provisions of this Section 1, the Company shall not be required to issue any shares of Stock or Common Stock to the Purchaser pursuant to this Section 1 to the extent that (i) such issuance would result in the total number of shares of Stock or Common Stock issued pursuant to this Section 1 equaling or exceeding 20% of the Common Stock outstanding as of the date of this Agreement or exceeding 1,313,901 shares of Common Stock or (ii) such issuance requires approval of the shareholders of the Company under applicable law or the rules of The Nasdaq Stock Market, until shareholder approval of such issuance is received and, in that case, the Debenture Closing Date shall be the fifth day after such shareholder approval is received or, if such day is not a business day, the first business day thereafter. If such approval is required, the Company agrees to use its best efforts to obtain approval of the shareholders of the Company (i), in the case of issuances under Section 1.3, at the meeting of the shareholders of the Company held to approve the event triggering the Purchaser's rights under Section 1.3, or, if no such meeting is held, at the next meeting of the shareholders of the Company following the event triggering the Purchaser's rights under Section 1.3 and (ii), in all other cases, at the next meeting of the shareholders of the Company following the event triggering the Purchaser's rights under Section 1. The Company shall not be required to call a special meeting of the shareholders of the Company to vote on any such issuance and shall only be required to present each such proposed issuance to shareholders for approval one time.

         2.      Registration Rights.

         2.1 Filing and Effectiveness. The Company hereby agrees to file with the Securities and Exchange Commission (the "SEC"), as soon as practicable, but in no event later than thirty (30) days following the Closing Date, a registration statement on Form S-3 and, no later than January 31, 1999, a second registration statement on Form S-3 (the "Registration Statements"), in each case, registering the Purchased Shares purchased prior to each such filing date not previously so registered for resale by the Purchaser. The Company will furnish the Purchaser with copies of the Registration Statements prior to the filing of the same. The Company will use its best efforts to have such Registration Statements declared effective by the SEC as soon as is practicable. The Company shall keep such Registration Statements effective for the period necessary for the Purchaser, in its sole discretion, to complete the public resale or other disposition of the Purchased Shares or, if earlier, the date when the Purchased Shares are eligible for sale pursuant to Rule 144(k) (or any similar provision in force) under the Securities Act of 1933, as amended (the "Securities Act"). If in the





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good faith judgment of the Board of Directors of the Company, the filing, effectiveness or continued use of the Registration Statements would be materially detrimental to the Company, then the Company shall have the right to defer such filing or effectiveness, and may suspend the Purchaser's right to sell Common Stock under the Registration Statements, for the period during which such filing, effectiveness or use would be materially detrimental to the Company, provided that such deferral or suspension shall not be for a period of more than thirty (30) days and the Company shall not make such a deferral or suspension more than once in any twelve month period.

         2.2 Blue Sky. The Company shall use its best efforts to register or qualify the Purchased Shares under such securities acts or laws of such states of the United States as the Purchaser shall reasonably request; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business in any jurisdiction where it shall not then be qualified or grant a general consent to service of process in any jurisdiction in which such consent to service has not been previously given.

         2.3     Additional Obligations.  The Company hereby agrees to:

                 (a) Supply to the Purchaser one true copy of each Registration Statement (and any supplement or amendment thereto) and such number of the preliminary, final and any other prospectus and amendments thereto, prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder, as each such Purchaser may reasonably request in order to facilitate the public sale of shares owned by the Purchaser.

                 (b) Remove all "stop transfer orders" relating to the Purchased Shares once registered with the SEC under Section 5 of the Securities Act and, thereafter, remove all legends from stock certificates representing such Purchased Shares restricting the transferability of such stock under applicable securities laws;

                 (c) Notify the Purchaser immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statements and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statements or any amendment or supplement to any prospectus relating thereto or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceedings for that purpose and (v) immediately notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statements, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.





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                 (d)      Give the Purchaser notice of its intention to file or
prepare any amendment to the Registration Statements (including any post-effective amendment) or any amendment or supplement to the final prospectus (including any revised prospectus which the Company proposes for use by the Purchaser in connection with the offering of the Purchased Shares which differs from the prospectus on file at the SEC at the time the Registration Statements become effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), and furnish the Purchaser with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be. The term "Prospectus" shall refer to the final prospectus and any revised prospectus provided to the Purchaser from time to time thereafter and all material incorporated by reference therein.

                 (e) If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and furnish to the Purchaser such copies of such amendment or supplement as Purchaser shall request.

                 (f) In the event that the Company files a Registration Statement on a form, other than Form S-3, or any substitute therefor, furnish to Purchaser at the effective date of such Registration Statement upon request a signed counterpart, addressed to Purchaser, of

                          (i)     an opinion of counsel for the Company,
covering such matters as are typically addressed in opinions rendered by Company counsel to underwriters of public securities of the Company, dated the effective date of the Registration Statement and in form reasonably acceptable to the Company and Purchaser, and

                          (ii)    "comfort" letters signed by the Company's
independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

in the case of (i) and (ii) covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                 (g) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and





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                 (h)      In connection with the preparation and filing of each
Registration Statement give the underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give such persons such access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified the Company financial statements, as shall be necessary, in the opinion of Purchaser or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each Registration Statement, prospectus, amendment, supplement or any other document filed with respect to a registration shall be subject to review and reasonable approval by the Purchaser and its counsel; provided that if there is any disagreement between the Purchaser and the Company with respect to the content of any such document, then the Company may delay the filing of the same and may suspend the Purchaser's right to sell Common Stock under the Registration Statement until such disagreement is resolved.

         2.4 Expenses of Registration. All expenses, other than underwriting discounts and selling commissions, incurred in effecting any registration pursuant to this Section 2, including, without limitation, all costs of preparation and registration, filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Purchaser, up to a maximum of $5,000.00 for such Purchaser's counsel, shall be borne by the Company.

         2.5 Conditions to Company's Obligations. The Company's obligations under this Section 2 shall be conditioned upon a timely receipt by the Company in writing of:

                 (i) Information as to the terms of such public offering furnished by or on behalf of the Purchaser; and

                 (ii) Such other information as the Company may reasonably require from the Purchaser, or any underwriter for it, for inclusion in such Registration Statement.

         2.6     Indemnification.

                 (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), including the information deemed to be part of the Registration Statements pursuant to Rule 430A(b) of the rules and regulations of the SEC under the Securities Act (the "Securities Act Regulations"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom





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of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statements (or any amendment or Supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) arising from the fact that a copy of the Prospectus was not timely delivered by the Purchaser to a purchaser who became a plaintiff in a lawsuit.

         (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information to the Company by the Purchaser for use in the Registration Statements (or any amendment thereto) or such final Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and so long as the indemnifying party continues to defend the matter, the indemnifying party shall not be liable under this indemnity for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided however, that the indemnified party shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof. No indemnifying party shall be liable for any settlement entered into without its consent. An indemnifying party who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties per venue.

         2.7     Contribution. If the indemnification provided for in Section
2.6 is unavailable to an indemnified party in respect of any losses, liabilities, claims, damages, or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses in such





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proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties' relative intent and knowledge.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director of the Purchaser, each officer of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contributions as such Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

         3. Representations and Warranties. The Company represents and warrants to the Purchaser as of the date hereof, and after giving effect to the transactions contemplated by this Agreement, as follows:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for pledges to NBD Bank.

                 (iii) Since March 31, 1998, except as otherwise stated to the Purchaser in writing, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. This Agreement and any other agreement, document, certificate or written statement furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                 (iv) As of June 8, 1998, the authorized capital of the Company consisted of 20,000,000 shares of Common Stock of which 6,569,513 shares were authorized and outstanding prior to the issuance of Common Stock pursuant to the terms of this Agreement and 4,370,054 shares of Common Stock are reserved for issuance upon the conversion or exchange of outstanding securities or rights to acquire capital stock of the Company, other than rights created by this Agreement, and not including not more than 10,000 shares of Common Stock reserved for issuance upon exercise of outstanding elections to purchase Common Stock under the Company's Employee Stock Purchase Plan; provided that the Company plans to seek shareholder approval to increase the authorized capital of the Company to 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Purchased Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor in the manner herein described, will be validly issued and fully paid and non-assessable; and the issuance of the Purchased Shares is not subject to preemptive or other similar rights. No further approval or authority of any shareholder or the Board of Directors of the Company is required for the issuance and sale of the Purchased Shares, except as may be required under Sections 1.1(c) and 1.3 of this Agreement.

                 (v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree, except as may be required under Sections 1.1(c) and 1.3 of this Agreement.

                 (vi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Purchased Shares hereunder.

                 (vii) The financial statements of the Company, together with related notes and schedules, included in the SEC Filings (as defined below) present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as stated therein and all adjustments necessary for a fair presentation of results for such periods have been made. Each of the SEC Filings, as of its date, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading. All filings required to be filed by the Company with the SEC during the last twelve months have been filed in a timely manner.

                 (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement, creditors' rights generally and by general principles of equity whether considered in a proceeding at law or in equity.

                 (ix) Neither the Company nor any of its officers, directors or affiliates (as defined in the Securities Act and the Securities Act Regulations thereunder) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Purchased Shares.

                 (x) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                 (xi) The Company satisfies the registrant and transaction requirements contained in the instructions for use of the Form S- 3 in effect as of the date hereof in order to use the Form S-3 to register the Purchased Shares.

                 (xii) The net proceeds to the Company of the transactions contemplated hereby will be used for general corporate purposes, including additional working capital.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

         4.1 Investment Representations. The Purchaser is purchasing the Purchased Shares for its own account for investment and not with a view to or for sale in connection with any unregistered distribution (as that term is defined under the Securities Act, or the Securities Act Regulations) thereof.

         4.2     Status of Investor.

                 (a) The Purchaser is an Accredited Investor as that term is defined in Regulation D (17 C.F.R. 230.501 - 230.506).

                 (b) The Purchaser was not organized for the specific purpose of acquiring the Purchased Shares.

                 (c) The address set forth on the first page of this letter is the Purchaser's principal place of business, unless otherwise disclosed to the Company in writing.

         4.3 Restrictions. The Purchaser is aware that the Purchased Shares delivered hereunder have not been registered under the Securities Act, or under applicable state securities laws, and that the Company in issuing the Purchased Shares will be relying upon, among other things, the Purchaser's representations and warranties contained in Section 4 of this Agreement, in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act and applicable state securities laws. The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares except in compliance with Section 4.7 of this Agreement. In addition, the Purchaser is aware that the Purchased Shares shall contain the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAW, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR A WRITTEN ADVICE FROM THE SECURITIES AND EXCHANGE COMMISSION AND APPLICABLE STATE SECURITIES AGENCIES, OR A MEMBER OF THE STAFF THEREOF, THAT "NO-ACTION" WOULD BE RECOMMENDED IF THE PROPOSED TRANSFER WERE TO BE MADE WITHOUT THE FILING OF A REGISTRATION STATEMENT (OR ANY COMBINATION OF THE FOREGOING).

The Purchaser agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a "stop transfer order" with respect to the Purchased Shares, provided, however, that such "stop transfer orders" shall not be enforced if the Purchased Shares are sold or transferred in a transaction which complies with Section 4.7 hereof.

         4.4 Access. The Purchaser has received and reviewed a copy of the following documents: (a) the Company's Annual Report on Form 10-K, and the amendment thereto on Form 10-K-A, for the fiscal year ended
December 31, 1997, (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, and (c) all filings by the Company with the SEC under Section 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended, filed by the Company after the date of this Agreement, but prior to each Closing Date or Debenture Closing Date (the "SEC Filings"). The Purchaser has been given access to the Company's facilities, records and books; the Purchaser has had an opportunity to ask questions of and receive answers from the Company and its officers and directors concerning the Company, its subsidiaries and the terms and conditions of the sale of the Purchased Shares and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Purchaser; and the Purchaser has made such investigation and examination of the affairs of the Company and its subsidiaries and has obtained such information relating thereto as the Purchaser deems necessary. The Purchaser understands that the Purchased Shares issuable pursuant to this Agreement are "restricted securities" within the meaning of Rule 144 (17 C.F.R. 230.144) promulgated under the Securities Act, and that they must be held indefinitely, unless they are subsequently registered under the Securities Act, and under applicable securities laws, or exemptions from such registrations are available.

         By virtue of the Purchaser's investment acumen, knowledge and business experience and independent advice, the Purchaser is capable of understanding and evaluating the risks, hazards and merits of participating in the purchase of Purchased Shares to be made by the Purchaser. The Purchaser has substantial financial means and is able to bear the economic risk of participating in the purchase of the Purchased Shares.

         4.5 Due Execution of Agreement. This Agreement constitutes the Purchaser's valid and legally binding obligation enforceable in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and the remedy of specific performance may not be available with respect to any particular provisions of this Agreement.

         4.6 Transferability. The Purchaser hereby agrees that it will not transfer any of its Purchased Shares without an effective registration statement relating thereto, an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act and applicable state law, or a written advice from the SEC and applicable state securities agencies, or a member of the staff thereof, that "no-action" would be recommended if the proposed transfer were to be made without the filing of a registration statement (or any combination of the foregoing).

         4.7 Incorporation. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement.

         4.8 Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Purchaser with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Purchaser or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Purchaser or any applicable law, administrative regulation or administrative or court decree.

         4.9 Consents. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated herein and compliance by the Purchaser with its obligations hereunder.

         4.10 Ownership of Debentures. The Purchaser owns of record and beneficially all of the Debentures and has good and valid title to all of the Debentures, free and clear of all liens (including tax liens), forfeitures, covenants, conditions, pledges, penalties, charges, encumbrances, buy-sell agreements, rights of first refusal, equities or claims or rights of others whatsoever. The delivery to the Company of the Debentures pursuant to this Agreement will transfer to the Company valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind. With respect to the Debentures, the Purchaser hereby confirms to the Company the warranties set forth in Mich Comp Laws Ann. Section 440.8306(2)(a).

         5. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or controlling person, or by or on behalf of the Company or any controlling person, and shall survive delivery of the Purchased Shares to the Purchaser and the Debentures to the Company.

         6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to The Kaufmann Fund, Inc. at 140 E. 45th Street, 43rd Floor, New York, New York 10017, Inc. attention of Larry Auriana; and notices to the Company shall be directed to it at Universal Standard Healthcare, Inc., 26500 Northwestern Highway, Southfield, Michigan 48076, attention: President and Chief Executive Officer.

         7. Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchaser and the Company and their respective successors and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Purchased Shares from the Purchaser shall be deemed to be a successor by reason merely of such purchase.

         8. Governing Law and Time; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be performed in said State. No amendment to this Agreement shall be enforceable unless in writing and signed by the Company and the Purchaser.

         9. Severability. The provisions of this Agreement are severable and if any provision hereof shall be held null, void, invalid, unenforceable or contrary to law, no other provisions of this Agreement shall be thereby affected but on the contrary shall remain in full force and effect, and all parties hereto shall remain bound under all such other provisions hereof.

         10. Headings. The section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                        Very truly yours,

                                        UNIVERSAL STANDARD HEALTHCARE, INC.


                                        By: /s/ Alan S. Ker
                                            ------------------------------
                                            Alan S. Ker
                                            Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

THE KAUFMANN FUND, INC.

By:  /s/ Lawrence Auriana
     ------------------------------

       Title: Chairman and Portfolio Company Manager

                                  Exhibit 1.1
                     to Universal Standard Healthcare, Inc.
                            Stock Purchase Agreement

                                                                    Number of
Name                                                            Purchased Shares
----                                                            ----------------


The Kaufmann Fund, Inc.                                               500,000